Exhibit 5.1

200 South Orange Avenue, Suite 2600 | Orlando, FL 32801 | T 407.425.8500 | F 407.244.5288

Holland & Knight LLP | www.hklaw.com

September 5, 2025

Clene Inc.
6550 South Millrock Drive, Suite G50

Salt Lake City, Utah 84121

Ladies and Gentlemen:

We have acted as special counsel to Clene Inc., a Delaware corporation (the “Company”), in connection with the authorization of the issuance and sale from time to time, on a delayed basis, by the Company of shares of its common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $6,280,000 (due to the offering limitations applicable under General Instruction I.B.6. of Form S-3 and the Company’s public float) (the “Placement Shares”) in at-the-market offerings pursuant to a prospectus supplement dated April 28, 2025, as amended by the prospectus supplement dated July 3, 2025 and the prospectus supplement dated September 5, 2025 (together, the “Distribution Agreement Prospectus”) and the accompanying base prospectus filed by the Company with the U.S. Securities and Exchange Commission (“Commission”) dated April 25, 2025 (together with the Distribution Agreement Prospectus, the “Prospectus”) that form part of the Company’s Registration Statement on Form S-3 (Registration No. 333-286058) (the “Registration Statement”).

In so acting, we have examined original counterparts or copies of original counterparts of the following documents:

(i)    The Registration Statement and all exhibits thereto.

(ii)    The Company’s Amended and Restated Certificate of Incorporation, as amended.

(iii)    The Company’s Bylaws.

(iv)    The equity distribution agreement entered into by and between the Company and Canaccord Genuity LLC, as placement agent, dated April 28, 2025 (the “Distribution Agreement”).

(v)     Resolutions of the Board of Directors of the Company in connection with  the Registration Statement and Prospectus.

We have also examined originals or copies of such records of the Company, certificates and web sites of public officials and of officers or other representatives of the Company and agreements and other documents, and made such other investigations, as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinions expressed below.

Clene Inc.

September 5, 2025

In rendering the opinions set forth herein, we have assumed:

(i)    The genuineness of all signatures (whether manual, electronic or otherwise) and, to the extent that a signature on a document is manifested by electronic or similar means, such signature has been executed or adopted by a signatory with an intent to authenticate and sign the document.

(ii)    The authenticity of the originals of the documents submitted to us.

(iii)    The conformity to authentic originals of any documents submitted to us as copies.

(iv)    As to matters of fact, the truthfulness of the representations made or otherwise incorporated in the Registration Statement and the Distribution Agreement and representations and statements made in certificates or web sites of public officials and officers or other representatives of the Company.

We have not independently established the validity of the foregoing assumptions.

Based on the foregoing and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that the Placement Shares have been duly authorized by the Company and, when issued and delivered against payment of the consideration therefor in accordance with the terms and conditions of the Distribution Agreement, will be validly issued, fully paid and non-assessable.

Our opinion is limited to the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other laws.

This opinion letter is rendered to you in connection with the transactions contemplated by the Distribution Agreement Prospectus. This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We consent to the reference to our firm in the Registration Statement under the caption “Legal Matters” as the attorneys who will pass upon the legal validity of the Placement Shares and to the filing of this opinion as Exhibit 5.1. Our consent, however, shall not constitute an admission to our being experts as provided for in Sections 7 and 11 of the Securities Act.

Respectfully submitted,

HOLLAND & KNIGHT LLP

/s/ Holland & Knight LLP